Exhibit 10.40

RELIANT RESOURCES, INC.

2002 STOCK PLAN

RESTRICTED STOCK AWARD

Pursuant to this Award Agreement, as of March 31, 2003 (the “Grant Date”), RELIANT RESOURCES, INC. (the “Company”) hereby grants to «legal» (the “Participant”), an employee of the Company, «RS» restricted shares of Common Stock (the “Restricted Shares”), such number of shares being subject to adjustment as provided in Section 14 of the Reliant Resources, Inc. 2002 Stock Plan (the “Plan”), subject to the terms, conditions and restrictions described in the Plan and in this Award Agreement.

1. Relationship to the Plan; Definitions.

This grant of Restricted Shares is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Participant herein also include the heirs or other legal representatives of the Participant. For purposes of this Award Agreement:

“Disability” means a physical or mental impairment of sufficient severity such that the Participant is both eligible for and in receipt of benefits under the long-term disability provisions of the Company’s benefit plans.

“Employment” means employment with the Company or any of its Subsidiaries.

“Restricted Shares” means the shares of Common Stock potentially deliverable to Participant pursuant to this Award Agreement.

“Retirement” means termination of Employment on or after attainment of age 55 and with at least five years of service with the Company or Reliant.

2. Establishment of Restricted Share Account. The grant of Restricted Shares pursuant to this Award Agreement shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Participant of the unfunded and unsecured right to receive shares of Common Stock of the Company, which right shall be subject to the terms, conditions and restrictions set forth in the Plan and to the further terms, conditions and restrictions set forth in this Award Agreement. Except as otherwise provided in Section 9, the Restricted Shares credited to the Participant’s bookkeeping account may not be sold, assigned, transferred, pledged or otherwise encumbered until the Participant has been registered as the holder of shares of Common Stock representing such Restricted Shares on the records of the Company as provided in Section 6.

3. Vesting of Restricted Shares. Unless earlier forfeited or vested in accordance with Section 4 or otherwise satisfied in accordance with Section 5, Participant’s right to receive Restricted Shares shall vest as follows:

Date	Percentage of Restricted Shares First Vested
March 11, 2006	100%

The Participant must be in continuous Employment through the vesting date in order for the Restricted Shares to vest on such date; otherwise, such shares shall be forfeited.

4. Accelerated Vesting and Forfeiture. If, prior to the vesting of the Restricted Shares pursuant to Section 3 and prior to the Participant’s receipt of any cash payment pursuant to Section 5, Participant’s Employment is terminated:

(i) due to death, Disability, or Retirement, Participant’s right to receive Restricted Shares shall vest at the time of such termination in the same proportion as the number of days elapsed in the vesting period as of the date of such termination of Employment bears to the total number of days in the vesting period and shall be delivered to Participant as soon as possible following such termination. Participant’s right to receive additional Restricted Shares shall be forfeited at such time.

5. Cash Payment Upon a Change of Control. Notwithstanding anything herein to the contrary, upon or immediately prior to the occurrence of any Change of Control of the Company, Participant’s right to receive Restricted Shares shall be settled by a cash payment to Participant equal to the product of (i) the Fair Market value per share of Common Stock on the date immediately preceding the date on which the Change of Control occurs and (ii) the number of Restricted Shares not previously vested or forfeited pursuant to Section 3 or Section 4. Such cash payment shall satisfy the rights of Participant and the obligations of the Company under this Award Agreement in full.

6. Payment of Award.

(a) Upon the vesting of Participant’s right to receive the Restricted Shares pursuant to Section 3 or Section 4, a number of shares of Common Stock equal to the number of vested Restricted Shares shall be registered in the name of the Participant and certificates representing such Common Stock shall be delivered to the Participant as soon as practical after the date upon which the Participant’s right to such shares vested according to the provisions of Section 3 or Section 4. The Company shall have the right to withhold applicable taxes from any such payment of Restricted Shares or from other compensation payable to the Participant at the time of such vesting and delivery pursuant to Section 11 of the Plan.

(b) Upon delivery of shares of Common Stock representing Restricted Shares pursuant to paragraph (a), above, Participant shall also be entitled to receive a cash payment equal to the sum of all dividends, if any, announced or paid on such Restricted Shares after the Grant Date but prior to the date such shares of Common Stock are delivered to the Participant.

7. Confidentiality. Participant agrees that the terms of this Award Agreement are confidential and that any disclosure to anyone for any purpose whatsoever (save and except disclosure to financial institutions as part of a financial statement, financial, tax and legal advisors, or as required by law) by you or your agents, representatives, heirs, children, spouse, employees or spokespersons shall be a breach of this Award Agreement and the Company may elect to revoke the grant made hereunder, seek damages in an amount equal to the Retention Benefit granted above, plus interest and reasonable attorneys’ fees and take any other lawful actions to enforce this agreement.

8. Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the corporate secretary of the Company at 1111 Louisiana, Houston, Texas 77002, or to such other address as the Company may furnish to the Participant.

Notices to the Participant shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Participant, the place of Employment of the Participant, the address on record for the Participant at the human resources department of the Company, or such other address as the Participant hereafter designates by written notice to the Company.

9. Shareholder Rights. The Participant shall have no rights of a shareholder with respect to the Restricted Shares, unless and until the Participant is registered as the holder of shares of Common Stock representing such Restricted Shares on the records of the Company as provided in Section 6.

10. Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Participant, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, the Restricted Shares are transferable by the Participant to Immediate Family Members, Immediate Family Members Trusts, and Immediate Family Member Partnerships pursuant to Section 13 of the Plan.

11. No Employment Guaranteed. Nothing in this Award Agreement shall give the Participant any rights to (or impose any obligations for) continued Employment by the Company or any Subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to continued performance of duties by the Participant.

12. Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.